EXHIBIT

                            SEIDMAN & ASSOCIATES,LLC
                                 100 Misty Lane
                                 P. O. Box 5430
                              Parsippany, NJ 07054
                              (973) 560-1400, X108

                                                           January 13, 2003
Via Federal Express
GA Financial, Inc.
4750 Clairton Boulevard
Pittsburgh, PA 15236

Att: Mr. James V. Dionise
     Corporate Secretary

Dear Mr. Dionise:

Seidman & Associates, LLC ("SAL") (hereinafter referred to as "Nominating Shareholder") hereby gives notice that it is nominating, Lawrence B. Seidman ("Seidman") for election to GA Financial, Inc.("GAF") Board of Directors at the next Annual Meeting of Shareholders, to be held at 10:00 A.M. on April 23, 2003.

SAL is the record holder of 1,000 shares of GAF stock and its address on your corporate books is 19 Veteri Place, Wayne, New Jersey 07470. In addition, SAL is also the beneficial owner of 81,990 shares of GAF stock (including the 1,000 shares noted above). All the shares (except the 1,000 shares held in record name) are held by Bear Stearns & Co. which appear under CEDE & Co. on the books and records of GAF. CEDE & Co.'s address is 55 Water Street, New York, NY 10041.

Seidman and its affiliated entities, SAL, Seidman Investment Partnership, L.P., ("SIP"), Seidman Investment Partnership II, L.P. ("SIPII") Kerrimatt, L.P. ("Kerrimatt"), Federal Holdings, LLC ("Federal"), Pollack Investment Partnership, LP ("PIP"), and Seidman, individually, for his discretionary accounts ("SEID") and Dennis Pollack ("Pollack") (hereinafter referred to as the "Requesting Entities" own in the aggregate approximately 312,542 shares of GAF stock, approximately 6.08% of the outstanding Common stock, and have owned shares of GAF for the past six (6) months. All the disclosures set forth in the
Schedule 13D filed on November 8, 2002, are incorporated herein in their entirety by reference, including without limitation the disclosures concerning the shareholdings of each of the noted entities.

I hereby request, on behalf of the Nominating Shareholder its affiliated entities and on behalf of the nominees, that you provide me with GAF's updated shareholder lists (including the NOBO/CEDE/Philadep list) as required by the Delaware General Corporation Law, Section 14a-7 of the Exchange Act of 1934, and Rule 14a-7 promulgated thereunder so that proxies can be solicited for the one
(1) director nominee, and in opposition to management's slate of two (2) director nominees. Pursuant to Rule 14a-7, please deliver the shareholder lists to me within five (5) business days. A copy of the Certification required pursuant to Rule 14a-7 is attached hereto.

I hereby request that the above shareholder lists be provided to me in paper, and magnetic tape, or disc form (whichever form is utilized by your transfer agent). Furthermore, please update the record holder information on a daily basis, or at the shortest other reasonable intervals, until the record date for the next Annual Meeting. In addition, please provide Mr. Seidman with GAF's By-Laws and Certificate of Incorporation and any amendments to GAF's By-Laws and Certificate of Incorporation enacted since the last annual meeting.

The Nominating Shareholder feels very strongly that shareholder representation is very important to corporate governance, and to the maximization of shareholder value. If a representative of GAF desires to discuss the accomplishment of these goals, please contact the undersigned.

The enclosed material is being filed with you, as the Secretary of GAF, as required by Article I, Section 6(c), with a copy to John A. Kish, GAF's Chairman of the Board.

The Nominating Shareholder has no material financial interest in the proxy solicitation to be conducted in opposition to the nominees selected by GAF management. Any director fees paid to Mr. Seidman, if he is elected, will belong to Mr. Seidman.

In the opinion of our Counsel, the enclosed information fulfills the requirements of Article I, Section 6(c). If you disagree, please notify Mr. Seidman as to the required additional information and support thereof. If no response is received, we will assume that the enclosed material complies with the requirements of Article I, Section 6(c).

If you have any questions concerning the above or require any additional information, please contact the undersigned with specific details so we can evaluate your request.
                                        Very truly yours,

                                        /ss/Lawrence B. Seidman
                                        --------------------------------
                                        Lawrence B. Seidman, Individually
                                        And for his discretionary clients
                                        /ss/Lawrence B. Seidman
                                        --------------------------------
                                        Lawrence B. Seidman, Manager
                                        Seidman and Associates, L.L.C.
                                        /ss/ Lawrence B. Seidman
                                        --------------------------------
                                        Lawrence B. Seidman, President
                                        of the Corporate General Partner
                                        Seidman Investment Partnership, L.P.

                                        /ss/ Lawrence B. Seidman
                                        --------------------------------
                                        Lawrence B. Seidman, President
                                        of the Corporate General Partner
                                        Seidman Investment Partnership II, L.P.

                                        /ss/Lawrence B. Seidman
                                        --------------------------------
                                        Lawrence B. Seidman, Investment
                                        Manager
                                        Kerrimatt, L.P.

                                        /ss/Lawrence B. Seidman
                                        --------------------------------
                                        Lawrence B. Seidman, Investment
                                        Manager
                                        Federal Holdings, L.L.C.

                                        /ss/Lawrence B. Seidman
                                        --------------------------------
                                        Lawrence B. Seidman, Co-General
                                        Partner
                                        Pollack Investment Partnership, L.P.,

                                        /ss/Lawrence B. Seidman
                                        --------------------------------
                                        Dennis Pollack, Individually

                                        /ss/Lawrence B. Seidman
                                        --------------------------------
                                        Dennis Pollack, Co-General
                                        Partner
                                        Pollack Investment Partnership, L.P.,

                                  CERTIFICATION

         Lawrence B. Seidman, upon his oath certifies as follows:

     1. The Requesting Entities will not use the shareholder list information for any purpose other than to communicate with, and, if necessary, to solicit proxies from, the shareholders of GA Financial, Inc. with respect to the Director slate proposed by the Nominating Shareholder for election at the next annual shareholder meeting.

     2. The Requesting Entities will not disclose the shareholder list information to any person other than the beneficial owner for whom the shareholder list request was made, or an employee or agent to the extent necessary to effect the communication or solicitation referred to above.
                                                 /ss/Lawrence B. Seidman
                                                 -------------------------------
                                                 Lawrence B. Seidman


STATE OF NEW JERSEY  )
                     )SS.
COUNTY OF MORRIS     )

BEFORE ME, a notary public in and for the State of New Jersey, County of Morris, did personally appear LAWRENCE B. SEIDMAN, who made oath under penalty of perjury that the aforesaid facts are true and correct to the best of his knowledge, information and belief.

GIVEN under my hand and seal this 13th day, January, 2003.


/s/Ruth W. Rivkind
Notary Public of New Jersey
My Commission expires:
Feb. 14, 2006

                                    EXHIBIT A
                SCHEDULE OF INFORMATION REQUIRED BY ARTICLE I, SECTION 6(c)
                                     of the
                          BYLAWS OF GA FINANCIAL, INC.

(i) The Nominating Shareholder and its address:
                                                               No. of Shares
                                                                  Held As
       Name                      Business Address              Recordholder*
      ------                     -----------------            --------------
 1. Seidman and Associates,      19 Veteri Place                    1,000
    L.L.C.                       Wayne, NJ 07470              Cert. #GAF10097

 [*The Nominating Shareholder is the beneficial owner of additional shares as set forth in subparagraph (iv) below.
(ii) Name, age, business address of
Nominee:

         Lawrence Seidman,  Age 55
         100 Misty Lane
         Parsippany, NJ 07470


     (iii) Principal occupation or employment of Nominee and relationships (business, employment, familial) with Nominating Shareholder:

     Lawrence Seidman. Mr. Seidman, from March 10, 1999 to March 31, 2002 was the President, General Counsel and a Director of Menlo Acquisition Corporation and since March 2002 has been Associate General Counsel of Menlo Acquisition Corporation. Mr. Seidman is also Manager of Seidman & Associates, Co-General Partner of Pollack Investment Partnership, L.P. President of Veteri Place Corp., the sole General Partner of Seidman Investment Partnership, LP, Seidman Investment Partnership II, LP, Manager, of Federal Holdings, L.L.C. and business consultant to certain partnerships and individuals, including, but not limited to, Kerrimatt, LP. [Further information with regard to each entity is set forth in subpargraph (iv) and the Schedule 13D filed November 8, 2002 and incorporated herein by reference.]

     (iv)(a) The following sets forth the name, business address, and the number of shares of Common Stock of GAF beneficially owned as of January 10, 2003, by the Nominating Shareholder. [The actual stock purchase transactions are set forth on Exhibit B.]
                                                   Number of Shares
                                                   of Common Stock
                                                   Beneficially
          Name            Business Address         Owned & Owned        Percent
          Class                                    in Record Name          of
-------------------------------------------------------------------------------

1.Seidman and Associates, Lanidex Center,               81,990          1.594
L.L.C.(SAL)               100 Misty Lane
                          Parsippany, NJ 07054

     (iv)(b) The following sets forth the name, business address, and the number of shares of Common Stock of GAF beneficially Owned as of January 10, 2003, by each of the affiliates of the Nominating Shareholder. [The actual stock purchase transactions are set forth on Exhibit B.]
                                                     Number of Shares
                                                     of Common Stock
                                                      Beneficially
          Name                                       Owned & Owned    Percent
         Class             Business Address          in Record Name    of
------------------------------------------------------------------------------
1. Seidman and Associates   Lanidex Center,             81,990        1.594
   L.L.C.(SAL)              100 Misty Lane
                            Parsippany, NJ 07054
2. Seidman Investment       19 Veteri Place             41,007         .797
   Partnership, L.P.(SIP)   Wayne, NJ 07470
3. Seidman Investment       19 Veteri Place             41,007         .797
   Partnership II, L.P.(SIPII)Wayne, NJ 07470
4. Lawrence Seidman & Clients 19 Veteri Place          301,092        5.856
   (1)                        Wayne, NJ 07470
5. Federal Holdings, LLC    One Rockefeller Plaza       41,007         .797
   (Federal)                New York, NY 10020
6. Kerrimatt, LP            80 Main St.                 41,007         .797
   (Kerrimatt)              West Orange, NJ 07052
7. Pollack Investment       47 Blueberry Drive          41,007         .797
   Partnership, L.P. (PIP)  Woodcliff Lake, NJ 07677
8. Dennis Pollack (2)       47 Blueberry Drive          52,457        1.020
   (Pollack)                Woodcliff Lake, NJ 07677
------------------
(1) Includes all shares owed by SAL, SIP, SIPII, Federal, Kerrimatt, PIP and Seidman's clients.
(2)    Includes shares owned by PIP.

The aggregate purchase price of the 312,542 Shares owned beneficially by the above on January 10, 2003 was approximately $5,874,600, (inclusive of brokerage commissions). Such Shares have been (or will be in the case of transactions which have not yet settled) paid for through working capital of the respective entities. As of January 10, 2003, none of the above entities including the Nominating Shareholder had an outstanding margin balance.

SAL is a New Jersey limited liability company, organized to invest in securities, whose principal and executive offices are located at 19 Veteri Place, Wayne, New Jersey 07470. Lawrence Seidman is the Manager of SAL and has sole investment discretion and voting authority with respect to such securities.

SIP is a New Jersey limited partnership, whose principal and executive offices are located at 19 Veteri Place, Wayne, NJ 07470. Veteri Place Corporation is the sole General Partner of SIP and Lawrence Seidman is the only shareholder and officer of Veteri Place Corporation. Seidman has sole investment discretion and voting authority with respect to such securities.

SIPII is a New Jersey limited partnership, whose principal and executive offices are located at 19 Veteri Place, Wayne, NJ 07470. Veteri Place Corporation is the sole General Partner of SIP and Lawrence Seidman is the only shareholder and officer of Veteri Place Corporation. Seidman has sole investment discretion and voting authority with respect to such securities.

Kerrimatt is a limited partnership formed, in part, to invest in stock of public companies whose principal and executive offices are located at 80 Main Street, West Orange, New Jersey 07052. David Mandelbaum is the General Partner of Kerrimatt. Lawrence Seidman has the sole investment discretion and voting authority with respect to such securities.

Federal is a New York limited liability company, organized to invest in securities, whose principal and executive offices are located at One Rockefeller Plaza, 31st Floor, New York, NY 10020. Lawrence B. Seidman is the Manager of Federal and has sole investment discretion and voting authority with respect to such securities.

PIP is a New Jersey limited partnership whose principal and executive offices are located at 47 Blueberry Drive, Woodcliff Lake, NJ. Seidman and Pollack are General Partners and share investment discretion and voting authority with respect to such securities.

Pollack is a private investor whose principal office is located at 47 Blueberry Drive, Woodcliff Lake, NJ 07677. Pollack has sole investment discretion and voting authority with respect to his securities and shared discretion and voting authority for PIP.

Seidman is a private investor whose principal office is located at 100 Misty Lane, Parsippany, NJ 07054. Mr. Seidman has sole investment discretion and voting authority for his discretionary clients, SAL, SIP, SIPII, Kerrimatt, his clients and Federal and shared investment discretion and voting authority for PIP.

The General Partner of SIP is: Veteri Place Corp; a New Jersey Corporation (Seidman is the sole officer, and shareholder). Seidman through Veteri Place Corp. is entitled to 20% of the profits.

The General Partner of SIPII is: Veteri Place Corp; a New Jersey Corporation (Seidman is the sole officer and shareholder). Seidman through Veteri Place Corp. is entitled to 25% of the profits.

Seidman is the Managing Member of SAL and Brant Cali is the Managing Member of Seidcal Associates which owns a majority interest in SAL. Seidman is entitled to an annual salary of $300,000 and as Manager is entitled to 5% of the profits earned by SAL and his wife is entitled to 15% of the profits after allowing a return to SAL.

Mr. Seidman has an agreement with Kerrimatt, which gives him the complete discretion to vote and dispose of securities of the Issuer owned by Kerrimatt, L.P. Mr. Seidman is entitled to a percentage of the profits derived from these securities, which is calculated after allowing a return to Kerrimatt.

Mr. Seidman has an agreement with Federal which gives him the complete discretion to vote and dispose of securities of the Issuer owned by Federal. Mr. Seidman is entitled to a percentage of the profits derived from these securities which is calculated after allowing a return to Federal.

Messrs. Seidman and Pollack are the General Partners of PIP and share the investment and voting authority with respect to shares owned by said entity. They are entitled to receive an annual administrative fee equal to a quarter of 1% PIP's assets and are entitled to 20% of the profits.

None of the partners of SIP, SIPII, PIP, Kerrimatt, affiliates of or members of SAL or Federal, or Pollack, Seidman, Werner or Axelrod, own any shares of Issuer except as disclosed herein.

The following are certain provisions concerning the division of profits or losses or guarantees of profits with reference to SAL, SIP, SIPII, PIP, Kerrimatt and Federal. In Section 8.1(d) of the operating agreement for SAL, Mr. Seidman is entitled to 5% of the net profits each year and his wife is entitled to 15% of the net profits. In addition Section 11.3(b) in SAL's operating agreement entitles Mr. Seidman to annual compensation of $300,000. Mr. Seidman is also entitled to 20% of the net profits under the agreements with SIP [Section 9(a)(i)]]. Mr. Seidman is also entitled to 25% of the net profits under the agreement with SIPII. [Section 9]. In addition Mr. Seidman is also entitled to 25% of the Net Profits under the Agreement with Federal (Second Amendment of the Operating Agreement).

Mr. Seidman is the Manager of Federal and SAL, and is the president of the corporate general partner of SIP and SIPII; and investment manager for Kerrimatt and, in that capacity, Mr. Seidman has the authority to cause those entities to acquire, hold, trade and vote these securities. Messrs. Seidman and Pollack share this responsibility with PIP. SAL, Federal, PIP, Kerrimatt, SIP and SIPII were all created to acquire, hold and sell publicly traded securities. None of the entities disclosed herein were formed to solely acquire, hold and sell the Issuer's securities. Each of these entities owns securities issued by one or more companies other than Issuer. The members and limited partners in SAL, SIP, SIPII, PIP, Kerrimatt and Federal are all passive investors, who do not - and can not - directly or indirectly participate in the management of these entities, including without limitation proxy contests. Seidman's compensation is, in part, dependent upon the profitability of the operations of these entities, but no provision is made to compensate Seidman solely based upon the profits resulting from transactions involving the Issuer's securities.

On November 8, 1995, the acting Director of the Office of Thrift Supervision ("OTS") issued a Cease and Desist Order against Seidman ("C & D"), after finding that Seidman recklessly engaged in unsafe and unsound practices in the business of an insured institution. The C & D actions complained of were Seidman's allegedly obstructing an OTS investigation. The C & D ordered him to cease and desist from (i) any attempts to hinder the OTS in the discharge of its regulatory responsibilities, including the conduct of any OTS examination or investigation; and (ii) any attempts to induce any person to withhold material information from the OTS related to the performance of its regulatory responsibilities. The Order also provides that for a period of no less than three (3) years if Seidman becomes an institution-affiliated party of any insured depository institution subject to the jurisdiction of the OTS, to the extent that his responsibilities include the preparation or review of any reports, documents, or other information that would be submitted or reviewed by the OTS in the discharge of its regulatory functions, all such reports, documents, and other information shall, prior to submission to, or review by the OTS, be independently reviewed by the Board of Directors or a duly appointed committee of the Board to ensure that all material information and facts have been fully and adequately disclosed. In addition, a civil money penalty in the amount of $20,812 was assessed.

The voting power over the Issuer's securities is not subject to any contingencies beyond standard provisions for entities of this nature, (i.e., limited partnerships and limited liability companies) which govern the replacement of a manager or a general partner.

Pursuant to Section 16 of the Amended and Restated Agreement of Limited Partnership (Partnership Agreement), Veteri Place Corporation, as of the end of each fiscal quarter shall be entitled to receive an administrative fee equal to a quarter of 1% of SIP's assets.

The scheduled term of SIP is until December 31, 2014 unless sooner terminated as provided in the Partnership Agreement.

The Scheduled term of SIPII is until December 31, 2014 unless sooner terminated as provided in the Partnership Agreement.

SAL's term shall continue in full force and effect until May 1, 2024 unless terminated as provided for in its operating agreement.

Kerrimatt's term shall continue in full force and effect as provided in its Letter Agreement. Mr. Seidman is entitled to a quarterly administration fee equal to a .25% of 1% of Kerrimatt assets with a maximum annual fee of $50,000.

Federal's term shall continue in full force and effect until April 30, 2045 as provided for in its operating agreement. Pursuant to Article 10.1 of the operating agreement, Mr. Seidman's management term expires on October 1, 2003. Mr. Seidman is entitled to a quarterly administration fee equal to .25% of 1% of Federal's assets.

PIP's term shall continue in full force and effect until June 31, 2020, as provided for in its Partnership Agreement.

The persons and entities listed above agreed to act in concert with regard to the election of Directors. The persons and entities listed above reserve the right to terminate their agreement to act in concert.

Each of the above entities, except as provided above disclaims any beneficial interest in any shares of Common Stock owned by the other named entities.

During the last ten (10) years, none of SAL, SIP, SIPII, Federal, Kerrimatt, PIP, Pollack and Seidman (nor any of the members of the limited liability companies nor limited partners of the limited partnerships) to the best of their knowledge, (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); or (ii) has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws; (iii) the Committee members, other than SIPII, Pollack, PIP and Kerrimatt, were parties to a civil proceeding which ultimately mandated activities that were subject to Federal securities laws. Specifically, a civil action was filed by IBSF, during a proxy contest with certain of the Reporting Persons, in the U. S. District Court. The claim was made that these members of the Reporting Persons did not make all of the disclosures required by the Securities Exchange Act of 1934. The District Court entered a Judgment dismissing the claims made by IBSF. The Third Circuit Court of Appeals reversed in part, and remanded the matter, determining that two (2) additional disclosures should have been made. Pending the remand, an Amended Schedule 13D was filed making additional disclosures with regard to Seidcal Associates and Kevin Moore. Thereafter, the District Court entered a Judgment After Remand which directed the inclusion of these disclosures in the Schedule 13D.

                             SOLICITATION; EXPENSES

Proxies may be solicited by a Committee comprised of the Nominating Shareholder and all the affiliates of the Nominating Shareholder listed above, (The "Committee") by mail, advertisement, telephone, facsimile, telegraph, and personal solicitation. Seidman will be principally responsible to solicit proxies for the Committee and certain of his employees will perform secretarial work in connection with the solicitation of proxies, for which no additional compensation will be paid. Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward the Committee's solicitation material to their customers for whom they hold shares and the Committee will reimburse them for their reasonable out-of-pocket expenses.

The Committee has retained D. F. King & Co. to assist in the solicitation of proxies and for related services. The Committee will pay D. F. King & Co. a fee of up to $25,000 and has agreed to reimburse it for its reasonable out-of-pocket expenses. In addition, the Committee has also agreed to indemnify D. F. King & Co. against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. Approximately eight (8) persons will be used by D. F. King & Co. in its solicitation efforts.

The entire expense of preparing, assembling, printing, and mailing this Proxy Statement and related materials and the cost of soliciting proxies will be exclusively borne by SAL, SIP, SIPII Federal, Kerrimatt and PIP.

Although no precise estimate can be made at the present time, the Committee currently estimates that the total expenditures relating to the Proxy Solicitation incurred by the Committee will be approximately $40,000 of which $-0- has been incurred to date. The Committee intends to seek reimbursement from the Company for those expenses incurred by the Committee, if their nominee is elected, but does not intend to submit the question of such reimbursement to a vote of the Stockholders.

Seidman, entered into an agreement with SAL, SIP, SIPII, Federal, Kerrimatt and PIP whereby these entities have agreed to bear their pro-rata costs and expenses of, and indemnify against any and all liability incurred by, Seidman, in connection with Seidman being a candidate and a "participant in a solicitation" (as defined in the rules and regulations under the Securities Exchange Act of 1934, as amended). Seidman will receive directors' fees upon his election as a Director of the Company in accordance with the Company's then practice.

None of the participants in this solicitation nor any associates of the participants except as set forth herein (i) owns beneficially, directly or indirectly, or has the right to acquire, any securities of the Company or any parent or subsidiary of the Company, (ii) owns any securities of the Company of record but not beneficially, (iii) has purchased or sold any securities of the Company within the past two years, (iv) has incurred indebtedness for the purpose of acquiring or holding securities of the Company, (v) is or has been a party to any contract, arrangement or understanding with respect to any securities of the Company within the past year, (vi) has been indebted to the Company or any of its subsidiaries since the beginning of the Company's last fiscal year or (vii) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. In addition, except as set forth herein none of the participants or any of the persons participating in this solicitation on behalf of the participants nor any associate or immediate family member of any of the foregoing persons has had or is to have a direct or indirect material interest in any transaction with the Company since the beginning of the Company's last fiscal year, or any proposed transaction, to which the Company or any of its affiliates was or is a party.

(vi) During the past ten years none of the participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

(vii) As of November 22, 2002, there were 5,141,267 shares of Common Stock shares of the Corporation outstanding based upon the Company's press release dated November 25, 2002. The record date for the 2003 Annual Meeting is April 23, 2003.

     Entity             Date             Cost             Cost         Shares
                        Purch            per
                                         Share
--------------------------------------------------------------------------------
1-Seidman & Assoc      2/6/02            17.15         151,949.00      9,860
1-Seidman & Assoc      7/19/02         17.9318          29,587.47      1,650
1-Seidman & Assoc      7/23/02         17.5778          63,280.08      3,600
1-Seidman & Assoc      7/23/02         18.0673          40,651.43      2,250
1-Seidman & Assoc      7/24/02         17.0937         122,219.96      7,150
1-Seidman & Assoc      7/30/02         17.5149          52,544.70      3,000
1-Seidman & Assoc      8/12/02         19.1052          32,192.26      1,685
1-Seidman & Assoc      8/15/02           19.45          63,990.50      3,290
1-Seidman & Assoc      8/19/02         19.3842          39,349.93      2,030
1-Seidman & Assoc      8/26/02            19.5          31,785.00      1,630
1-Seidman & Assoc      8/27/02          19.518          48,599.82      2,490
1-Seidman & Assoc      8/29/02           19.25          26,372.50      1,370
1-Seidman & Assoc      9/3/02          19.1844          52,757.10      2,750
1-Seidman & Assoc      9/4/02          19.1475          70,845.75      3,700
1-Seidman & Assoc      9/9/02            19.15          10,724.00        560
1-Seidman & Assoc      9/12/02            19.2          11,040.00        575
1-Seidman & Assoc      9/30/02           19.25          55,055.00      2,860
1-Seidman & Assoc      10/1/02           19.15          54,769.00      2,860
1-Seidman & Assoc      10/9/02           19.07          40,809.80      2,140
1-Seidman & Assoc      0/14/02           18.95          39,984.50      2,110
1-Seidman & Assoc      0/23/02           19.15         218,884.50     11,430
1-Seidman & Assoc      11/4/02           20.05         280,701.40     14,000
Sub-total                                            1,538,095.00     81,990

1-SIP                  2/6/02            17.15          75,974.50      4,430
1-SIP                  7/19/02         17.9318          13,807.49        770
1-SIP                  7/23/02         17.5778          31,640.04      1,800
1-SIP                  7/23/02         18.0673          20,054.70      1,110
1-SIP                  7/24/02         17.0937          61,024.51      3,570
1-SIP                  7/30/02         17.5149          24,520.86      1,400
1-SIP                  8/12/02         19.1052          16,105.68        843
1-SIP                  8/15/02           19.45          31,936.90      1,642
1-SIP                  8/19/02         19.3842          19,655.58      1,014
1-SIP                  8/26/02            19.5          15,873.00        814
1-SIP                  8/27/02          19.518          24,299.91      1,245
1-SIP                  8/29/02           19.25          13,205.50        686
1-SIP                  9/3/02          19.1844          26,282.63      1,370
1-SIP                  9/4/02          19.1475          34,465.50      1,800
1-SIP                  9/9/02            19.15           6,281.20        328
1-SIP                  9/12/02            19.2           5,472.00        285
1-SIP                  9/30/02           19.25          27,489.00      1,428
1-SIP                  10/1/02           19.15          27,346.20      1,428
1-SIP                  10/9/02           19.07          20,443.04      1,072
1-SIP                  0/14/02           18.95          20,049.10      1,058
1-SIP                  0/23/02           19.15         109,423.10      5,714
1-SIP                  11/4/02           20.05         144,360.72      7,200
Sub-total                                              769,711.16     41,007

1-SIP II               2/6/02            17.15          75,974.50      4,430
1-SIP II               7/19/02         17.9318          13,807.49        770
1-SIP II               7/23/02         17.5778          31,640.04      1,800
1-SIP II               7/23/02         18.0673          20,054.70      1,110
1-SIP II               7/24/02         17.0937          61,024.51      3,570
1-SIP II               7/30/02         17.5149          24,520.86      1,400
1-SIP II               8/12/02         19.1052          16,105.68        843
1-SIP II               8/15/02           19.45          31,936.90      1,642
1-SIP II               8/19/02         19.3842          19,655.58      1,014

1-SIP II               8/26/02            19.5          15,873.00        814
1-SIP II               8/27/02          19.518          24,299.91      1,245
1-SIP II               8/29/02           19.25          13,205.50        686
1-SIP II               9/3/02          19.1844          26,282.63      1,370
1-SIP II               9/4/02          19.1475          34,465.50      1,800
1-SIP II               9/9/02            19.15           6,281.20        328
1-SIP II               9/12/02            19.2           5,472.00        285
1-SIP II               9/30/02           19.25          27,489.00      1,428
1-SIP II               10/1/02           19.15          27,346.20      1,428
1-SIP II               10/9/02           19.07          20,443.04      1,072
1-SIP II               0/14/02           18.95          20,049.10      1,058
1-SIP II               0/23/02           19.15         109,423.10      5,714
1-SIP II               11/4/02           20.05         144,360.72      7,200
Sub-total                                              769,711.16     41,007

2-Federal Holdings     2/6/02            17.15          75,974.50      4,430
2-Federal Holdings     7/19/02         17.9318          13,807.49        770
2-Federal Holdings     7/23/02         17.5778          31,640.04      1,800
2-Federal Holdings     7/23/02         18.0623          20,049.15      1,110
2-Federal Holdings     7/24/02         17.0937          61,024.51      3,570
2-Federal Holdings     7/30/02         17.5149          24,520.86      1,400
2-Federal Holdings     8/12/02         19.1052          16,105.68        843
2-Federal Holdings     8/15/02           19.45          31,936.90      1,642
2-Federal Holdings     8/19/02         19.3842          19,655.58      1,014
2-Federal Holdings     8/26/02            19.5          15,873.00        814
2-Federal Holdings     8/27/02          19.518          24,299.91      1,245
2-Federal Holdings     8/29/02           19.25          13,205.50        686
2-Federal Holdings     9/3/02          19.1844          26,282.63      1,370
2-Federal Holdings     9/4/02          19.1475          34,465.50      1,800
2-Federal Holdings     9/9/02            19.15           6,281.20        328
2-Federal Holdings     9/12/02            19.2           5,472.00        285
2-Federal Holdings     9/30/02           19.25          27,489.00      1,428
2-Federal Holdings     10/1/02           19.15          27,346.20      1,428
2-Federal Holdings     10/9/02           19.07          20,443.04      1,072
2-Federal Holdings     0/14/02           18.95          20,049.10      1,058
2-Federal Holdings     0/23/02           19.15         109,423.10      5,714
2-Federal Holdings     11/4/02           20.05         144,360.72      7,200
Sub-total                                              769,705.61     41,007

2-Kerri-Matt           2/6/02            17.15          75,974.50      4,430
2-Kerri-Matt           7/19/02         17.9318          13,807.49        770
2-Kerri-Matt           7/23/02         17.5778          31,640.04      1,800
2-Kerri-Matt           7/23/02         18.0673          20,054.70      1,110
2-Kerri-Matt           7/24/02         17.0937          61,024.51      3,570
2-Kerri-Matt           7/30/02         17.5149          24,520.86      1,400
2-Kerri-Matt           8/12/02         19.1052          16,105.68        843
2-Kerri-Matt           8/15/02           19.45          31,936.90      1,642
2-Kerri-Matt           8/19/02         19.3842          19,655.58      1,014
2-Kerri-Matt           8/26/02            19.5          15,873.00        814
2-Kerri-Matt           8/27/02          19.518          24,299.91      1,245
2-Kerri-Matt           8/29/02           19.25          13,205.50        686
2-Kerri-Matt           9/3/02          19.1844          26,282.63      1,370
2-Kerri-Matt           9/4/02          19.1475          34,465.50      1,800
2-Kerri-Matt           9/9/02            19.15           6,281.20        328
2-Kerri-Matt           9/12/02            19.2           5,472.00        285
2-Kerri-Matt           9/30/02           19.25          27,489.00      1,428
2-Kerri-Matt           10/1/02           19.15          27,346.20      1,428
2-Kerri-Matt           10/9/02           19.07          20,443.04      1,072
2-Kerri-Matt           0/14/02           18.95          20,049.10      1,058

2-Kerri-Matt           0/23/02           19.15         109,423.10      5,714
2-Kerri-Matt           11/4/02           20.05         144,360.72      7,200
Sub-total                                              769,711.16     41,007

2-Pollack Invest Prt   2/6/02            17.15          75,974.50      4,430
2-Pollack Invest Prt   7/19/02         17.9318          13,807.49        770
2-Pollack Invest Prt   7/23/02         17.5778          31,640.04      1,800
2-Pollack Invest Prt   7/23/02         18.0673          20,054.70      1,110
2-Pollack Invest Prt   7/24/02         17.0937          61,024.51      3,570
2-Pollack Invest Prt   7/30/02         17.5149          24,520.86      1,400
2-Pollack Invest Prt   8/12/02         19.1052          16,105.68        843
2-Pollack Invest Prt   8/15/02           19.45          31,936.90      1,642
2-Pollack Invest Prt   8/19/02         19.3842          19,655.58      1,014
2-Pollack Invest Prt   8/26/02            19.5          15,873.00        814
2-Pollack Invest Prt   8/27/02          19.518          24,299.91      1,245
2-Pollack Invest Prt   8/29/02           19.25          13,205.50        686
2-Pollack Invest Prt   9/3/02          19.1844          26,282.63      1,370
2-Pollack Invest Prt   9/4/02          19.1475          34,465.50      1,800
2-Pollack Invest Prt   9/9/02            19.15           6,281.20        328
2-Pollack Invest Prt   9/12/02            19.2           5,472.00        285
2-Pollack Invest Prt   9/30/02           19.25          27,489.00      1,428
2-Pollack Invest Prt   10/1/02           19.15          27,346.20      1,428
2-Pollack Invest Prt   10/9/02           19.07          20,443.04      1,072
2-Pollack Invest Prt   0/14/02           18.95          20,049.10      1,058
2-Pollack Invest Prt   0/23/02           19.15         109,423.10      5,714
2-Pollack Invest Prt   11/4/02           20.05         144,360.72      7,200
Sub-total                                              769,711.16     41,007

Dennis Pollack & Fam   7/23/02         17.8855           8,942.75        500
Dennis Pollack & Fam   8/2/02          18.0025           1,800.25        100
Dennis Pollack & Fam   8/19/02          19.325           9,662.50        500
Dennis Pollack & Fam   8/19/02         19.3355           9,667.75        500
Dennis Pollack & Fam   8/20/02         19.4803          19,480.25      1,000
Dennis Pollack & Fam   8/22/02         19.6316          15,705.25        800
Dennis Pollack & Fam   8/23/02          19.625          11,775.00        600
Dennis Pollack & Fam   8/23/02         19.6375           1,963.75        100
Dennis Pollack & Fam   8/26/02         19.5955           9,797.75        500
Dennis Pollack & Fam   8/27/02         19.5303          19,530.25      1,000
Dennis Pollack & Fam   8/30/02         19.3316          15,465.25        800
Dennis Pollack & Fam   9/5/02          19.2303          19,230.25      1,000
Dennis Pollack & Fam   9/18/02         19.5303          19,530.25      1,000
Dennis Pollack & Fam   9/20/02           19.75           3,950.25        200
Dennis Pollack & Fam   9/24/02           19.58          13,707.75        700
Dennis Pollack & Fam   924/02            19.58           9,792.00        500
Dennis Pollack & Fam   9/24/02           19.58          12,729.00        650
Dennis Pollack & Fam   9/27/02         19.4803          19,480.25      1,000
Sub-total                                              222,210.50     11,450

Lawrence Seidman & Cl   2/6/02            17.15         53,456.55      3,117
Lawrence Seidman & Cl  10/7/02            19.5           1,950.00        100
Lawrence Seidman & Cl  10/8/02         19.3173          17,385.59        900
Lawrence Seidman & Cl  10/8/02           19.11           1,911.00        100
Lawrence Seidman & Cl  10/8/02          19.337           9,668.48        500
Lawrence Seidman & Cl  10/8/02         19.3189          19,318.87      1,000
Lawrence Seidman & Cl  10/8/02         19.3204          15,456.31        800
Lawrence Seidman & Cl  10/8/02         19.3243          13,527.03        700
Lawrence Seidman & Cl  10/9/02           19.11          17,199.00        900
Lawrence Seidman & Cl  9/27/02           19.52          39,049.66      2,000
Lawrence Seidman & Cl  9/27/02           19.18          18,224.67        950

Lawrence Seidman & Cl  9/27/02          19.527          29,290.50      1,500
Lawrence Seidman & Cl  9/27/02          19.527          29,290.50      1,500
Sub-total                                              265,728.16     14,067

TOTAL                                                5,874,600.00    312,542

                                    Affidavit




         I, Lawrence B. Seidman, consent to be named in the proxy statement as nominees and to serve as directors, if elected at the next Annual Meeting of GA Financial, Inc.



                                                /ss/ Lawrence B. Seidman
                                                -----------------------
                                                Lawrence B. Seidman


Sworn to before me
This 13th day of January, 2003

/ss/Ruth W. Rivkind
-------------------------------
Ruth W. Rivkind
A Notary Public of New Jersey
My Commission Expires Feb. 14, 2006